Q4 2021 SHAREHOLDER LETTER INVESTORS.SHIFT4.COM Exhibit 99.1

Non-GAAP Financial Measures and Key Performance Indicators Safe Harbor Statement and Forward Looking Information We use supplemental measures of our performance which are derived from our consolidated financial information but which are not presented in our consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP. These non-GAAP financial measures include: gross revenue less network fees, which includes interchange and assessment fees; adjusted gross revenue; adjusted gross profit, adjusted net income (loss); earnings before interest expense, income taxes, depreciation, and amortization (“EBITDA”); and Adjusted EBITDA. Gross revenue less network fees represents a key performance metric that management uses to measure changes in the mix and value derived from our customer base as we continue to execute our strategy to expand our reach to serve larger, complex merchants. For the year ended December 31, 2021, gross revenue less network fees excludes the impact of the payments to merchants, included in "Gross revenue," and payments to partners and associated expenses due to the TSYS outage, included in "Network fees" and "Other costs of sales" in our Consolidated Statements of Operations for the year December 31, 2021. These are nonrecurring payments that occurred outside of our day-to-day operations, and we have excluded them in order to provide more useful information to investors in the evaluation of our performance period-over period. Adjusted gross revenue represents gross revenue adjusted for the impact of the TSYS outage. Adjusted gross profit represents gross profit adjusted for the impact of the TSYS outage. Adjusted net income (loss) represents net income (loss) adjusted for certain non- cash and for certain non-cash and other nonrecurring items that management believes are not indicative of ongoing operations, such as the TSYS outage acquisition, restructuring and integration costs, equity- based compensation expense, impact of lease modifications and other nonrecurring items. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor results of operations. Adjusted EBITDA represents EBITDA further adjusted for certain non- cash and other nonrecurring items that management This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Shift4 Payments, Inc.’s (“our”, the “Company” or Shift4”) expectations regarding new customers; acquisitions and other transactions, including Finaro and The Giving Block and our ability to consummate the acquisitions on the timelines we expect or at all; our plans and agreements regarding future payment processing commitments, our expectations with respect to economic recovery; and anticipated financial performance, including our financial outlook for fiscal year 2022 and future periods. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements, including, but not limited to, the following: the effect of the COVID-19 global pandemic and any variants of the virus on our business and results of operations; our ability to differentiate ourselves from our competitors and compete effectively; our ability to anticipate and respond to changing industry trends and merchant and consumer needs; our ability to continue making acquisitions of businesses or assets; our ability to continue to expand our market share or expand into new markets; our reliance on third-party vendors to provide products and services; our ability to integrate our services and products with operating systems, devices, software and web browsers; our ability to maintain merchant and software partner relationships and strategic partnerships; the effects of of global economic, political and other conditions on consumer, business and government spending; our compliance with governmental regulation and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; our ability to establish, maintain and enforce effective risk management policies and procedures; our ability to protect our systems and data from continually evolving cybersecurity risks, security breaches and other technological risks; potential harm caused by software defects, computer viruses and development delays; the effect of degradation of the quality of the products and services we offer; potential harm caused by increased customer attrition; potential harm caused by fraud by merchants or others; potential harm caused by damage to our reputation or brands; our ability to recruit, retain and develop qualified personnel; our reliance on a single or limited number of suppliers; the effects of seasonality and volatility on our operating results; the effect of various legal proceedings; the effects of seasonality and volatility on our operating results; the effect of various legal proceedings; our ability to raise additional capital to fund our operations; our ability to protect, enforce and defend our intellectual property rights; our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; our compliance with laws, regulations and enforcement activities that affect our industry; our dependence on distributions from Shift4 Payments, LLC to pay our taxes and expenses, including payments under the Tax Receivable Agreement; and the significant influence Rook and Searchlight have over us, including control over decisions that require the approval of stockholders. These and other important factors are described in “Cautionary Note Regarding Forward-Looking Statements,” and “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2021, could cause are limitations to the use of the non-GAAP financial measures presented in this presentation. Our non- GAAP financial measures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations each of EBITDA and Adjusted EBITDA, gross revenue less network fees, Adjusted net income, Adjusted net income per share, free cash flow and Adjusted free cash flow to its most directly comparable GAAP financial measure are presented at the end of this presentation. We are unable to provide a reconciliation of Adjusted EBITDA for 2023 to net loss, the nearest comparable GAAP measure, without unreasonable efforts. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. In addition, we present end-to-end payment volume and spread, which are key performance indicators. End-to-end payment volume is defined as the total dollar amount of card payments that we authorize and settle on behalf of our merchants. This volume does not include volume processed through our gateway-only merchants. Spread represents the average yield Shift4 earns on the average end-to-end payments volume processed for a given period after network fees. Spread is calculated by taking payments-based revenue less gateway revenue and network fees for a given period divided by the end-to-end payments volume processed for the similar period. Margin represents Adjusted EBITDA divided by gross revenue less network fees. actual results to differ materially from those indicated by the forward-looking statements made in this presentation. Any such forward-looking statements represent management’s estimates as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 2 believes are not indicative of ongoing operations. These adjustments include TSYS outage payments and associated costs, acquisition, restructuring and integration costs, equity-based compensation expense, impact of lease modifications and other nonrecurring items. Adjusted EBITDA margin represents Adjusted EBITDA divided by gross revenue less network fees. Free cash flow represents net cash provided by operating activities adjusted for non-discretionary capital expenditures. Adjusted free cash flow represents free cash flow further adjusted for certain transactions that are not indicative of future operating cash flows, including changes in working capital exclusively related to the timing of settlement balances, supply chain purchases accelerated to avoid procurement issues, payments and costs associated with the TSYS outage, acquisition, restructuring and integration costs, the impact of timing of annual performance bonuses and payroll taxes on IPO-related equity-based compensation that are not indicative of ongoing activities. We believe adjusted free cash flow is useful to measure the funds generated in a given period that are available to invest in the business, to repurchase stock and to make strategic decisions. We believe this supplemental information enhances shareholders’ ability to evaluate the Company’s performance. The Adjusted EBITDA conversion rate is calculated by taking Adjusted Free Cash Flow divided by Adjusted EBITDA. We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There

Dear Shareholders, The last quarter of 2021 through early 2022 has been especially interesting, busy and likely confusing for investors at a time when the sector has been under immense pressure. On a very positive note, we achieved our guidance for volumes, revenue and gross revenue less network fees for the full-year, following several consecutive quarters of raised guidance. We continue to deliver industry leading organic year-over-year volume growth and hit weekly records for volumes as recently as last week. We are entering 2022 with momentum in our high-growth core, have invested in new markets and verticals, and today we are announcing two transformational acquisitions that will serve to expand our reach across the globe. Like others, our end markets were unexpectedly impacted by the COVID omicron variant, which paralyzed many of our restaurant and hospitality customers including delaying the return of international and business travel. This occurred at a time when we were also increasing investments to support growth in both our high-growth core and new markets. Despite the COVID realities of the quarter, we posted relatively strong growth, with end-to-end payment volume of $13.4 billion representing a 97% increase over last year, which is among the strongest growth within our peer group. If not for the omicron variant, we believe the record levels of weekly volumes we achieved in early December would have persisted through the remaining weeks of the year and continued into January. We view these challenges as temporary because, as I mentioned above, our volumes began to rebound strongly in early February and are back to record levels. It’s worth reinforcing that our confidence is based on the value we provide to merchants. When trying to determine who is winning in the market, merchants are not switching payment providers for an equal or inferior solution: they are choosing Shift4 because of the superior technology we are providing, the pain points we are solving, and the overall value we are delivering. That’s why our volumes are growing so quickly while also achieving reasonable spreads and growing our SaaS related revenue streams. While we were clear during our Investor Day that any COVID resurgence would negate our guidance, our results were still within the ranges we provided for volume and gross revenue, while exceeding the top-end of our range for gross revenue less network fees. However, due to increased investments in new verticals and some one-time expenses, we did come up slightly short in adjusted EBITDA for the quarter. We remain highly confident in our ability to deliver over 300 bps of margin expansion in 2022, all of which is reflected in our 2022 guidance. We are pleased to provide 2022 guidance that is consistent with the medium term outlook we provided back in November and also expect the two acquisitions announced today to contribute meaningfully to our 2023 adjusted EBITDA, before any potential revenue synergies. During Investor Day just a few months ago, we highlighted how far the company had come in just under 18 months since our IPO. We have materially surpassed all the expectations we set during the analyst day held pre-pandemic as we expanded into numerous new verticals all anchored by signature merchant wins like SpaceX Starlink, St. Jude Children’s Research Hospital, BetMGM, and countless stadiums, not to mention the ongoing success we have with restaurants, hotels and specialty retailers in our core. We provided updates on our important product initiatives like SkyTab POS and what that should represent as we get closer to the full release in the second quarter. Building off that Investor Day momentum, we are pleased to announce two major acquisitions that will serve to both accelerate our growth and continue to transform the company. Notably, we are adding eCommerce capabilities to enable our software integrations, products and partners, including SpaceX/Starlink, to expand across the world. We will now operate a leading edge eCommerce acquiring platform in Europe and Asia, two of the largest eCommerce markets globally. 3

Scaling our presence in eCommerce and extending our reach globally is a transformational event for our company. When you consider the fact that we’ve grown end to end payment volumes at a 37% CAGR for the past four years while operating in industry verticals that grow mid-single digits, you can easily imagine our excitement in entering the high growth areas of cross border eCommerce. We also gained a significant advantage in the non-profit space with the addition of key cryptocurrency acceptance and settlement capabilities that we can now apply across the organization. You may recall that non-profits is one of the new markets we had highlighted at our recent Investor Day event and with this new crypto capability, we intend to bundle crypto-donation with our end-to-end solution to offer non-profits a differentiated solution currently unavailable in the marketplace today. This investor letter provides a brief summary of both the Finaro and The Giving Block acquisitions, and I encourage you to learn even more by referencing the two acquisition presentations available on our website, https://investors.shift4.com/. The Giving Block • Fast growing, profitable two-sided network to facilitate crypto donations to non-profits, representing a meaningful adjusted EBITDA contribution in 2023. • A strong cross sell opportunity with a $45+ billion of embedded conversion opportunity among existing non-profit customers, alongside a real right-to-win across a $450 billion global non-profit market. • Immense talent that we expect will ignite a Shift4 crypto innovation center that will bring acceptance and settlement capabilities across the entire organization. Finaro • Fast growing, modern cross border eCommerce payments platform driving transactions across Europe, UK, Japan & Hong Kong, that we anticipate will represent a material end-to-end payments volume and adjusted EBITDA contribution in 2023. • Immediately satisfies the demand of Starlink and enables Shift4 to pursue payment opportunities across the world in support of restaurant, hospitality, specialty retail, eCommerce, stadiums, gaming and non-profits. • Immense talent and technology as well as a platform for additional M&A, that we believe takes Shift4 a step closer to delivering on our vision of illuminating the world through connected commerce. Despite some of the noise in the quarter, Shift4 has been growing revenue consistently now for 22 consecutive years while expanding into multiple new verticals adjacent and complementary to our historic core. We have demonstrated our ability to take share during the most challenging of times, and invest responsibly in organic and inorganic initiatives that ultimately support our broader strategy. We have a proven track record of deploying capital when the rationale and valuations make sense, and subsequently adding value from the assets we acquire. As a result, we are really pleased with how we have positioned the company for the years ahead and believe that is reflected in our guidance and outlook. As always, I look forward to your feedback. Jared Isaacman CEO jared@shift4.com The Giving Block and Finaro websites and information in or linked to those websites is not part of this Shareholder Letter. 4

Performance Highlights

Fourth Quarter

- Quarterly end-to-end payment volume of $13.4 billion during Q4 2021, up approximately 97% from Q4 2020. Q1 2022 end-to-end payment volume recovered after pandemic-impacted January: weekly February 2022 volumes have achieved highest levels in our history.
- Quarterly gross revenue of $399.4 million, up 89% from Q4 2020, or gross revenue adjusted for the TSYS outage of $400.1 million, up 90% from Q4 2020.(A)(C)
- Gross revenue less network fees of $146.9 million, up 65% from Q4 2020.(A)
- Net loss for Q4 2021 was $(13.7) million or a net loss of $(0.17) per class A and C share, basic and diluted. Adjusted net income for Q4 2021 was $7.2 million, or adjusted net income per class A and C share of $0.08, basic and diluted.(B)(C)
- EBITDA was $22.7 million and Adjusted EBITDA was $44.0 million for Q4 2021. Adjusted EBITDA margins were 30% for Q4 2021.(C)

QUARTERLY FINANCIAL METRICS

END-TO-END PAYMENT VOLUME ($BILLION)



$6.8
$8.0
$11.8
$13.5
$13.4
+97% YoY
Q4-20
Q1-21
Q2-21
Q3-21
Q4-21

GROSS REVENUE LESS NETWORK FEES (C) ($MILLION)



$88.8
$97.5
$136.3
$148.3
$146.9
+65% YoY
GROSS PROFIT
$51.3
$51.8
$78.1
$64.4
$84.1
Q4-20
Q1-21
Q2-21
Q3-21
Q4-21

ADJUSTED EBITDA (C) ($MILLION)



$26.7
$22.2
$45.2
$55.8
$44.0
+65% YoY
ADJ. NET INCOME (LOSS)
$(4.3)
$(10.4)
$18.9
$21.6
$7.2
Q4-20
Q1-21
Q2-21
Q3-21
Q4-21
Q4 Adjusted EBITDA Impacts
$3.9M OMICRON / TRAVEL
$2.1M TARGETED OPEX DEPLOYMENT
$2.0M OTHER EXPENSES

WEEKLY END-TO-END VOLUME TRENDS: 12/4/2021 - 2/26/2022



IMPACT OF OMICRON
>35% recovery from Omicron trough
Week ending 2/26 was highest volume week in Shift4 history including highest number of active merchants
WEEK ENDED
4-Dec-21
11-Dec-21
18-Dec-21
25-Dec-21
1-Jan-22
8-Jan-22
15-Jan-22
22-Jan-22
29-Jan-22
5-Feb-22
12-Feb-22
19-Feb-22
26-Feb-22

(A) Gross revenue for the fourth quarter of 2021 includes $0.7 million of payments to merchants associated with the TSYS outage, which are recorded as contra revenue. Gross revenue less network fees for the fourth quarter of 2021 excludes the $0.9 million impact for the quarter from the TSYS outage.

(B) Adjusted net income per share, which is a non-GAAP measure, is calculated using weighted average fully diluted shares of 85.4 million as of December 31, 2021, which includes 54.0 million Class A shares, 26.3 million Class B shares and 5.1 million Class C shares, of which the Class B and Class C shares are exchangeable/convertible into shares of Class A common stock.

(C) For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the tables titled "Fourth Quarter of 2021 - Reconciliation to Non-GAAP Financial Measures" in "Appendix - Financial Summary" of this document.

5 SHIFT4

Executing on Our Strategic Objectives

High Growth Core: Strategic Priorities and Progress

1 Gain Share & Steady Gateway Conversions

97% Q4 end to end payment volume growth, more than double our peers, driven through a combination of gateway conversions and net new wins

2 Maintain Consistent Spread

Spreads within core verticals up versus a year ago

3 Move Up Market

Average volume per merchant growing at **30% CAGR** (since 2019)

4 Invest in New Products

SkyTab POS location count up **162% YoY** (Dec 2021 vs Dec 2020)

5 Go Global

Entering **$5 billion revenue opportunity** in European eCommerce market with Finaro

Strong End-to-End Volume Growth


$46.7B
2017
2018
2019
2020
2021
LODGING
RESTAURANTS
TOTAL

CAGR[A]

Total Volume: **37%**

Restaurant Volume: **51%**

Lodging Volume: **140%**

Vs. Payment Peers[B]

V 11.8%

MA 12.0%

SQ 26.6%

PYPL 28.3%

Taking Share With Stable Spreads


74 bps
blended spread(C)
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
LODGING
ALL OTHER
RESTAURANTS

(A) Represents 4 year volume CAGR of Shift4 end-to-end volume for restaurants, lodging and total for the period 2017 through 2021.

(B) Payment Peer CAGRs represents US payment volume growth rates from 2017-2021 based on individual company filings; PYPL volume CAGR excludes volumes from Venmo P2P offering.

(C) Represents Q4 blended spread, calculated as Payments Based Revenue less Network Fees, less gateway revenue, divided by end-to-end payment volume

6 SHIFT4

Executing on Our Strategic Objectives

Lots of Momentum in All New Verticals

Global Communications

Finaro acquisition will allow us to follow Starlink demand into Europe; US test transactions have already been completed, with volume cutover beginning in March 2022

Sports & Entertainment

VenueNext, now in 100+ Sports & Entertainment stadiums, signed two ticketing partners and issued a patent by USPTO[(A)] in February

Gaming

Began processing BetMGM transactions in February 2022

Now have licenses in over 10 states

888Sport, Betsson, Unibet from Finaro Acquisition

Non-Profits

First phase of St. Jude's volume began January 2022

Entering crypto donation market with the acquisition of The Giving Block, opening up immediate cross-sell opportunity of >$45B from >1,300 existing non-profit customers

eCommerce

Added >70K new Shift4Shop stores in 2021 with imminent expansion to international markets enabled by the Finaro acquisition

Travel

Allegiant integration underway, expect first transactions to begin flowing in June 2022

KIWI.com from Finaro Acquisition

(A) In February, the U.S. Patent Office (USPTO) issued a patent for VenueNext's digital wallet and its use for rich checkout at the POS to concurrently apply payment, promotions, and loyalty using only a consumer's mobile device.

7

SHIFT4

Palms Casino Resort/Palms Place Continuing Strong Momentum in High Growth Core Shift4’s value proposition continues to deliver wins in some of the most complex and demanding commerce environments. Shift4 is now processing payments at Palms Place and will power all transactions throughout the newly renovated Palms Casino Resort when the iconic Las Vegas property reopens in Spring 2022. 8 U.S. Space & Rocket Center/Space Camp Home to Space Camp, Aviation Challenge Camp, Space Camp Robotics, and U.S. Cyber Camp, the USSRC is a Smithsonian Affiliate with one of the largest collections of rockets and space memorabilia in the world. Halekulani Renowned for its lavish accommodations, stellar cuisine, and the “Best Service in North America,” this 453-room hotel on the beach at Waikiki offers an oasis of sophisticated luxury. Oglebay Resort Featuring four golf courses, a 258 room lodge, 54 cottages, seven restaurants and over 30,000 square feet of flexible meeting space, Oglebay provides the perfect getaway for both business and pleasure. Concessions International Concessions International is one of the largest airport concessionaires in the U.S., operating more than 30 national, regional, and proprietary brands across many of the busiest airports in the country. StorageMart Shift4 will secure and power both eCommerce and card- present transactions for StorageMart, the largest privately owned self-storage company in the world with nearly 200 locations in the U.S. ★ Gateway to End-to-End Payments conversion

High Growth Core: SkyTab Update 9 In use today at over 3,000 locations, including restaurants and stadiums Our Next-Generation Restaurant POS Platform Will be released from beta with broad launch Q2-2022

Sports & Entertainment: New Team Wins

Football is Life!

United Soccer League


USL
United Soccer League

This multi-year partnership marks the first league-wide agreement for Shift4, whose services will be implemented across the USL's entire footprint. As Official Payment Solutions Partner, Shift4 will provide an end-to-end commerce solution for the league, including mobile ordering, stadium point-of-sale, payment processing, and eCommerce through our Shift4Shop platform.

Portland Timbers



As the club's Official Payment Solutions Partner, Shift4 will power commerce across the venue through a variety of POS and mobile solutions as well as integrations to the team's existing partners for ticketing (SeatGeek) and concessions (Levy).

D.C. United


Audi Field
D.C.UNITED

As the Official Payment Solutions Partner of Audi Field and D.C. United, Shift4 will power all transactions at the stadium, including mobile ordering, concessions, and a new integration with Fanatics for retail.

Sporting KC


KANSAS CITY
SPORTING

Shift4 will integrate with SeatGeek to optimize ticketing transactions for Sporting Kansas City throughout a five-year partnership.

Houston Dynamo


BBVA Compass
HOUSTON
DYNAMO FC

Shift4 will power all ticketing transactions for the two-time MLS Champion Houston Dynamo FC via our integration with SeatGeek.

10 SHIFT4

New Acquisition
The Giving Block

Shift4 is acquiring The Giving Block for $54 million in up-front consideration[(A)] and a potential earnout of up to $246 million (75% stock / 25% cash consideration mix for both)

- Leading marketplace platform connecting thousands of cryptocurrency donors with over 1,300 non-profits via 70+ cryptocurrencies and growing
- Gives Shift4 a unique right-to-win in the >$450 billion non-profit market[(B)] and builds on our marquee St. Jude partnership announced in November – crypto donations represent the #1 trend in philanthropic giving for 2022[(C)], but are estimated to represent <0.1% of the total market today[(D)]
- Bundle crypto and card-based donation to provide a single differentiated solution for non-profits to tap into this growing market
- Unlocks new $45+ billion end-to-end credit card processing cross-sell opportunity from The Giving Block's existing non-profit partners
- $5 million in 2021 revenue, representing ~20x YoY growth; expect revenue to at least double in 2022, with at least $5 million adjusted EBITDA contribution in 2023

Try it!

(A) Subject to transaction adjustments.
(B) $471 billion US Charitable Giving volume in 2020 per the Giving USA 2021 Annual Report.
(C) The Dorothy A. Johnson Center for Philanthropy.
(D) Estimated $300 million crypto donations in 2021 per The Giving Block.

11 SHIFT4

New Acquisition
finaro

Shift4 has entered into an agreement to acquire Finaro for $525 million in up-front consideration (approximately 62% equity / 38% cash consideration mix), and up to $50 million earnout (100% equity)

- High-growth, cross-border eCommerce payment platform and EU bank
- Acquiring, FX, and banking capabilities across Europe and the UK with additional licenses in Southeast Asia and Japan
- Follows through on our commitment to go global, providing a best-in-class technology platform with modern, scalable architecture and valuable R&D talent
- Near-term opportunity to add material volume by expanding Starlink, VenueNext, SkyTab POS, and Shift4Shop internationally. Allows us to follow demand from existing merchants and our 425+ existing software integrations wherever they are in the world
- Transaction expected to close at the end of 2022, subject to regulatory approvals, and contribute ~$15 billion in 2023 end-to-end payment volume, ~$30 million in 2023 adjusted EBITDA

12
SHIFT4

13 The New Shift4 • $200B+ in total volume • 200,000+ global customers • 7,000+ distribution partners • 425+ software integrations • 170+ APMs • 50+ payment devices • 20+ currencies • #1 crypto donation marketplace Result: A dominant global payment platform with card-present, eCommerce, and crypto expertise built to serve complex merchants

14 END-TO-END PAYMENT VOLUME ADJUSTED EBITDA (C) GROSS REVENUES LESS NETWORK FEES (B) TOTAL REVENUES (A) We expect 2022 End-to-End Payment Volume to range between: Resulting in Adjusted EBITDA between: Driving 2022 Gross Revenues Less Network Fees between: Driving 2022 Gross Revenues between: $68 BILLION (+46% YoY) $70 BILLION (+50% YoY) $240 MILLION (+44%) $250 MILLION (+50%) $675 MILLION (+28%) $705 MILLION (+33%) $1.9 BILLION (+37%) $2.0 BILLION (+44%) and andand and 2022 Outlook (A) Reflects growth from 2021 Adjusted Gross Revenue. (B) Gross profit is estimated to be approximately 60% of Gross Revenue Less Network Fees and cost of sales is estimated to be approximately 40% of Gross Revenue Less Network Fees for fiscal year 2022. (C) Estimated adjustments from net income to Adjusted EBITDA at the mid-point of the guidance range above for fiscal year 2022 are depreciation and amortization expense of approximately $130 million, interest expense of approximately $29 million, equity-based compensation expense of approximately $38 million and income taxes of $8 million. Volume Bridge to 2022 Guidance Our 2022 Outlook excludes contribution from the two acquisitions announced today.

Appendix - Financial Information 15

16 Fourth Quarter of 2021 Condensed Consolidated Balance Sheets In millions December 31, 2021 December 31, 2020 ASSETS Current assets Cash and cash equivalents $ 1,231.5 $ 927.8 Accounts receivable, net of allowance for doubtful accounts of $8.0 in 2021 ($5.7 in 2020) 205.9 92.7 Inventory 3.5 1.5 Contract assets 0.3 — Prepaid expenses and other current assets 12.4 11.5 Total current assets $ 1,453.6 $ 1,033.5 Noncurrent assets Goodwill $ 537.7 $ 477.0 Other intangible assets, net 188.5 186.3 Capitalized acquisition costs, net 35.1 30.2 Equipment for lease, net 58.4 36.6 Property, plant and equipment, net 18.4 15.1 Right of use assets 18.5 — Investments in securities 30.5 — Other noncurrent assets 1.9 0.6 Total noncurrent assets $ 889.0 $ 745.8 Total assets $ 2,342.6 $ 1,779.3 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Current portion of debt $ — $ 0.9 Accounts payable 121.1 60.6 Accrued expenses and other current liabilities 42.9 30.1 Deferred revenue 15.0 7.8 Current lease liabilities 4.8 — Total current liabilities $ 183.8 $ 99.4 Noncurrent liabilities Long-term debt $ 1,738.5 $ 1,005.4 Deferred tax liability 0.3 2.8 Noncurrent lease liabilities 17.9 — Other noncurrent liabilities 2.4 1.7 Total noncurrent liabilities $ 1,759.1 $ 1,009.9 Total liabilities $ 1,942.9 $ 1,109.3 Stockholders' equity Additional paid-in capital $ 619.2 $ 738.3 Treasury stock (21.1) — Retained deficit (325.3) (278.7) Noncontrolling interests 126.9 210.4 Total stockholders' equity $ 399.7 $ 3 $ 670.0 Total liabilities and stockholders' equity $ 2,342.6 $ 1,779.3

Fourth Quarter of 2021

Consolidated Statements of Operations

In millions, except share and per share data

	Three months ended			Year ended		
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Gross revenue (a)	$ 399.4	$ 210.9	$ 202.1	$ 1,367.5	$ 766.9	$ 731.4
Cost of sales (b)	315.3	159.6	153.5	1,089.1	589.1	558.0
Gross profit	$ 84.1	$ 51.3	$ 48.6	$ 278.4	$ 177.8	$ 173.4
General and administrative expenses	66.2	35.2	32.3	219.5	180.0	117.1
Depreciation and amortization expense	16.3	14.8	10.5	62.2	51.9	40.2
Professional fees	3.8	4.9	3.3	16.8	10.7	10.4
Advertising and marketing expenses	2.8	1.1	1.9	28.9	4.0	6.3
Restructuring expenses	—	—	0.1	0.2	0.4	3.8
Transaction-related expenses	—	0.8	—	—	0.8	—
Other operating (income) expense, net	—	—	—	—	(12.4)	—
Total operating expenses	$ 89.1	$ 56.8	$ 48.1	$ 327.6	$ 235.4	$ 177.8
(Loss) income from operations	(5.0)	(5.5)	0.5	(49.2)	(57.6)	(4.4)
Loss on extinguishment of debt	—	(9.5)	—	(0.2)	(16.6)	—
Other income, net	0.1	—	—	0.3	0.6	1.0
Interest expense	(7.8)	(8.1)	(13.4)	(28.0)	(40.2)	(51.5)
Loss before income taxes	(12.7)	(23.1)	(12.9)	(77.1)	(113.8)	(54.9)
Income tax benefit (provision)	(1.0)	1.4	(0.5)	3.1	2.4	(1.7)
Net loss	$ (13.7)	$ (21.7)	$ (13.4)	$ (74.0)	$ (111.4)	$ (56.6)
Net loss attributable to noncontrolling interests	(4.3)	(9.3)		(25.8)	(93.0)	
Net loss attributable to Shift4 Payments, Inc.	$ (9.4)	$ (12.4)		$ (48.2)	$ (18.4)	
Basic and diluted net loss per share:						
Class A net loss per share - basic and diluted	$ (0.17)	$ (0.28)		$ (0.89)	$ (0.43)	
Class A weighted average common stock outstanding - basic and diluted	51,580,827	35,568,189		47,594,839	28,148,355	
Class C net loss per share - basic and diluted	$ (0.17)	$ (0.28)		$ (0.89)	$ (0.43)	
Class C weighted average common stock outstanding - basic and diluted	5,105,746	13,623,542		7,329,534	16,882,903	

(a) For the three months ended December 31, 2021 and the year ended December 31, 2021, includes $0.7 million and $23.1 million, respectively, of payments to merchants associated with the TSYS outage, which are recorded as contra revenue and reflected as a reduction of "Gross revenue."

(b) For the three months ended December 31, 2021 and the year ended December 31, 2021, includes $0.5 million and $2.8 million, respectively, of payments to partners and costs associated with the TSYS outage.

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Fourth Quarter of 2021 18 Consolidated Statements of Cash Flows In millions Year ended December 31, 2021 December 31, 2020 December 31, 2019 OPERATING ACTIVITIES Net loss $ (74.0) $ (111.4) $ (56.6) Adjustment to reconcile net loss to net cash provided by operating activities Depreciation and amortization 104.4 84.2 62.6 Amortization of capitalized financing costs and debt discount 5.9 5.4 4.0 Loss on extinguishment of debt 0.2 16.6 — Deferred income taxes (2.5) (1.3) 0.2 Provision for bad debts 11.3 7.7 5.5 Revaluation of contingent liabilities 0.2 (6.1) 15.5 Impairment of intangible assets — 0.4 1.9 Equity-based compensation expense 40.8 66.2 — Other noncash items 0.7 0.1 (0.4) Impact of lease modifications — (12.4) — Change in operating assets and liabilities (57.8) (26.0) (6.0) Net cash provided by operating activities $ 29.2 $ 23.4 $ 26.7 INVESTING ACTIVITIES Acquisitions, net of cash acquired (54.5) (49.8) (60.2) Acquisition of equipment to be leased (45.9) (14.5) — Investments in securities (30.5) — — Customer acquisition costs (26.2) (19.4) (18.7) Capitalized software development costs (21.0) (9.7) (8.4) Residual commission buyouts (10.4) (3.9) (3.3) Acquisition of property, plant and equipment (8.2) (4.8) (8.2) Net cash used in investing activities $ (196.7) $ (102.1) $ (98.8) FINANCING ACTIVITIES Proceeds from long-term debt 632.5 1,140.0 90.0 Payments for withholding tax related to vesting of restricted stock units (125.6) (3.9) — Repurchases of Class A common stock to treasury stock (19.5) — — Deferred financing costs (15.3) (23.2) (3.0) Repayment of debt (0.9) (643.6) (5.2) IPO proceeds, net of underwriting discounts and commissions — 372.9 — Proceeds from private placement — 100.0 — September 2020 follow-on offering proceeds, net of underwriting discounts and commissions — 93.4 — Proceeds from revolving line of credit — 68.5 91.0 Repayment of revolving line of credit — (89.5) (90.0) Offering costs — (8.7) — Payments on contingent liabilities — (1.7) (3.1) Preferred return on preferred stock — (0.9) (8.5) Capital distributions — (0.5) (0.2) Net cash provided by financing activities $ 471.2 $ 1,002.8 $ 71.0 Change in cash and cash equivalents 303.7 924.1 (1.1) Cash and cash equivalents - beginning of period 927.8 3.7 4.8 Cash and cash equivalents - end of period $ 1,231.5 $ 927.8 $ 3.7

Fourth Quarter of 2021

Gross profit

In millions

	Three months ended			Year ended		
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Payments-based revenue (A)	$ 370.4	$ 189.8	$ 178.2	$ 1,258.0	$ 684.2	$ 643.6
Subscription and other revenues	29.0	21.1	23.9	109.5	82.7	87.8
Total gross revenue	399.4	210.9	202.1	1,367.5	766.9	731.4
Less: network fees	253.4	122.1	117.9	861.8	443.9	425.9
Less: Other costs of sales (B)	61.9	37.5	35.6	227.3	145.2	132.1
Gross profit	**$ 84.1**	**$ 51.3**	**$ 48.6**	**$ 278.4**	**$ 177.8**	**$ 173.4**

(A) For the three months and the year ended December 31, 2021, includes $0.7 million and $23.1 million, respectively, of payments to merchants associated with the TSYS outage, which are recorded as contra revenue and reflected as a reduction of "Gross revenue."

(B) For the three months and the year ended December 31, 2021, includes $0.5 million and $2.8 million, respectively, of payments to partners associated with the TSYS outage.

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Fourth Quarter of 2021

Reconciliation to Non-GAAP Financial Measures

In millions

UNAUDITED

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
NET (LOSS) INCOME	$ (21.7)	$ (51.0)	$ 4.5	$ (13.8)	$ (13.7)
Interest expense	8.1	6.5	6.3	7.4	7.8
Income tax (benefit) provision	(1.4)	0.8	(5.9)	1.0	1.0
Depreciation and amortization expense	24.5	25.3	25.7	25.8	27.6
EBITDA	$ 9.5	$ (18.4)	$ 30.6	$ 20.4	$ 22.7
TSYS outage payments and associated costs	—	—	—	25.1	1.2
Acquisition, restructuring and integration costs	(2.6)	25.8	3.2	4.0	3.9
Equity-based compensation	10.7	14.1	11.3	6.6	15.3
Other nonrecurring items	9.1	0.7	0.1	(0.3)	0.9
ADJUSTED EBITDA	$ 26.7	$ 22.2	$ 45.2	$ 55.8	$ 44.0

RECONCILIATION OF GROSS PROFIT TO GROSS REVENUE LESS NETWORK FEES

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
GROSS PROFIT (A)(B)	$ 51.3	$ 51.8	$ 78.1	$ 64.4	$ 84.1
Add back: Other costs of sales (A)	37.5	45.7	58.2	61.5	61.9
Add back: TSYS outage payments and associated costs (B)	—	—	—	22.4	0.9
GROSS REVENUE LESS NETWORK FEES	$ 88.8	$ 97.5	$ 136.3	$ 148.3	$ 146.9

(A) Q3 2021 and Q4 2021 include nonrecurring payments to partners associated with the TSYS outage of $2.3 million and $0.5 million, respectively.

(B) Q3 2021 and Q4 2021 include nonrecurring payments to merchants associated with the TSYS outage of $22.4 million and $0.7 million, respectively and Q4 2021 also includes other expenses incurred associated with the outage of $0.2 million.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET (LOSS) INCOME

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
NET (LOSS) INCOME	$ (21.7)	$ (51.0)	$ 4.5	$ (13.8)	$ (13.7)
TSYS outage payments and associated costs	—	—	—	25.1	1.2
Acquisition, restructuring and integration costs, net of tax	(2.4)	25.8	3.2	4.0	3.8
Equity-based compensation, net of tax	10.7	14.1	11.1	6.6	15.1
Other nonrecurring items, net of tax	9.1	0.7	0.1	(0.3)	0.8
ADJUSTED NET (LOSS) INCOME	$ (4.3)	$ (10.4)	$ 18.9	$ 21.6	$ 7.2

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Fourth Quarter of 2021 21 Reconciliation to Non-GAAP Financial Measures In millions, except share data UNAUDITED RECONCILIATION OF GROSS PROFIT TO GROSS REVENUE LESS NETWORK FEES Q4 2021 GROSS REVENUE $ 399.4 Add back: TSYS outage impact 0.7 ADJUSTED GROSS REVENUE $ 400.1 RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT Q4 2021 GROSS PROFIT $ 84.1 Add back: TSYS outage impact 1.2 ADJUSTED GROSS PROFIT $ 85.3 RECONCILIATION OF GAAP NET LOSS PER SHARE TO ADJUSTED NET INCOME PER SHARE Q4 2021 GAAP NET LOSS PER SHARE $ (0.17) TSYS outage payments and associated costs 0.01 Acquisition, restructuring and integration costs 0.05 Equity-based compensation 0.18 Other nonrecurring items 0.01 ADJUSTED NET INCOME PER SHARE $ 0.08

Fourth Quarter of 2021 22 Reconciliation to Non-GAAP Financial Measures In millions UNAUDITED RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW AND ADJUSTED FREE CASH FLOW Three months ended Year ended March 31, 2021 June 30, 2021 September 30, 2021 December 31, 2021 December 31, 2021 NET CASH PROVIDED BY OPERATING ACTIVITIES $ (1.7) $ 6.7 $ 20.6 $ 3.6 $ 29.2 Capital Expenditures Cash paid for purchases of property, plant and equipment (0.7) (4.3) (1.3) (1.9) (8.2) Cash paid for customer acquisition costs (5.4) (7.3) (6.6) (6.9) (26.2) Cash paid for capitalized software development costs (3.6) (4.7) (4.7) (8.0) (21.0) Cash paid for equipment to be leased (10.4) (8.5) (16.4) (10.6) (45.9) Total Capital Expenditures (20.1) (24.8) (29.0) (27.4) (101.3) FREE CASH FLOW $ (21.8) $ (18.1) $ (8.4) $ (23.8) $ (72.1) Adjustments Working capital adjustment for timing of settlement balances — — — 12.5 12.5 Over purchase of equipment to mitigate supply chain risks — — 6.0 1.0 7.0 Cash paid for TSYS outage and associated costs — — 24.0 1.8 25.8 Cash paid for acquisition, restructuring and integration costs 16.0 16.4 3.0 4.2 39.6 Impact of timing of annual performance bonues (2.9) (2.9) (2.9) 8.7 — Payroll taxes on IPO-related equity-based compensation — 4.8 — 0.4 5.2 ADJUSTED FREE CASH FLOW $ (8.7) $ 0.2 $ 21.7 $ 4.8 $ 18.0

Fourth Quarter of 2021

Reconciliation of Shares and Deal Consideration

UNAUDITED

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
BEGINNING BALANCE					
Class A Shares	28,550,026	39,737,950	42,109,580	47,215,604	51,508,608
Class B Shares	35,567,488	30,625,857	29,699,857	28,240,404	26,272,654
Class C Shares	15,920,291	10,188,852	9,114,852	7,422,140	5,139,890
TOTAL SHARES OUTSTANDING - BEGINNING	**80,037,805**	**80,552,659**	**80,924,289**	**82,878,148**	**82,921,152**
ACTIVITY					
Shares Issued / Restricted Stock Units Vested	514,854	371,630	1,953,859	43,004	179,810
Class B Shares Converted	4,941,631	926,000	1,459,453	1,967,750	—
Class C Shares Converted	5,731,439	1,074,000	1,692,712	2,282,250	104,709
TOTAL CLASS A SHARES ISSUED	**11,187,924**	**2,371,630**	**5,106,024**	**4,293,004**	**284,519**
ENDING BALANCE					
Class A Shares	39,737,950	42,109,580	47,215,604	51,508,608	51,793,127
Class B Shares	30,625,857	29,699,857	28,240,404	26,272,654	26,272,654
Class C Shares	10,188,852	9,114,852	7,422,140	5,139,890	5,035,181
TOTAL SHARES OUTSTANDING - ENDING	**80,552,659**	**80,924,289**	**82,878,148**	**82,921,152**	**83,100,962**
Unvested Resticted Stock Units	4,840,508	4,874,771	1,756,912	1,725,732	2,402,694
FULLY DILUTED SHARES OUTSTANDING	**85,393,167**	**85,799,060**	**84,635,060**	**84,646,884**	**85,503,656**

Q4 2021 includes 943,290 of RSUs issued as part of a discretionary equity award program for non-management employees, half of which will be settled through a contribution of Class B and/or Class C shares currently held by Jared Isaacman, our Chief Executive Officer.

Dollars and shares in millions

DEAL CONSIDERATION		Cash		Equity		Total	Shares (in millions)	Lock-up Expiration
Upfront Finaro	$	200.0	$	325.0	$	**525.0**	6.4	1 Year
(+) Upfront The Giving Block		13.5		40.5		**54.0**	0.8	3 Years
Total Upfront	$	**213.5**	$	**365.5**		**579.0**	7.2	
Earnout Finaro			$	50.0		**50.0**	1.0	1 Year
(+) Earnout The Giving Block		61.5		184.5		**246.0**	3.7	3 Years
Total Earnout		**61.5**		**234.5**		**296.0**	4.6	
Grand Total (A)	$	**275.0**	$	**600.0**	$	**875.0**	11.9	

ADJUSTED LEVERAGE RATIO		Pre-Acquisitions		Post-Acquisitions
Shift4 Cash (Pre-Acquisitions)	$	1,231.5	$	**956.5**
Gross Debt	$	1,777.3	$	**1,777.3**
Net Debt	$	**545.8**	$	**820.8**
Adjusted Leverage Ratio Year end 2021		**3.26x**		
Adjusted Leverage Ratio Year end 2022				**3.35x**

Adjusted Leverage Ratio assumes no Adjusted EBITDA contribution from Finaro and The Giving Block.

(A) Numbers may not foot.

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